UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2008

BAYWOOD INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260

(Address of principal executive offices) (Zip Code)

(480) 951-3956

(Registrant's telephone number, including area code)

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02

Unregistered Sales of Equity Securities.

On September 5, 2008, we completed a $1,635,000 private placement of Units, referred to as the “Offering”.  Each Unit consisted of $100,000 principal amount of 12% Subordinated Notes and Warrants to purchase 117,647 shares of our common stock with an exercise price of $0.85 per share, subject to adjustment, expiring on the fifth anniversary of the initial issuance date of the Warrant.  The Units were sold to accredited investors in exchange for $100,000 per Unit. The net proceeds of this Offering were $1,484,202 after deduction of the placement agent fee.

The 12% Subordinated Notes, referred to as the “Notes,” are due on the earlier of (i) September 4, 2009 and (ii) no more than 15 business days following the closing of a debt or equity financing or series of debt or equity financings in which we receive at least $4,000,000 of gross proceeds, referred to as a “Qualified Placement.”  Simple interest on the Notes accrues at a rate of 12% per year.  If the maturity date does not occur by March 31, 2009, we must pay all accrued interest up to and including March 31, 2009 on that date.  We must pay the remaining interest concurrent with the payment of the principal amount on the maturity date.  At any time, and from time to time, the holder may, at its sole option, convert all or any part of the principal amount outstanding under the Note into shares of our common stock at a conversion price of $0.85 per share, subject to adjustment.

In the event that we close a Qualified Placement, we must notify the holder within five business days following such closing.  The holder will then have five business days to notify us whether it will elect, at its sole option, to convert any portion of the principal amount and accrued interest on the Note into an investment in the securities sold in the Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement.  In addition, the holder must notify us whether it will elect to convert any principal or interest not converted into securities sold in the Qualified Placement into cash or shares of our common stock.  Upon receipt of the holder’s notice, we will have five business days to comply with the holder’s request and such date will be deemed the new maturity date.

Upon an event of default, as set forth in the Note, the outstanding principal amount, plus accrued but unpaid interest, liquidated damages and other amounts owing under the Note shall, at the holder’s election, become immediately due and payable in cash commencing five trading days after the event of default.

Pursuant to a Side Letter Agreement, we granted the investors who purchased Units in the Offering registration rights with respect to the shares of our common stock issuable upon exercise of the Warrants and issuable upon conversion of the Notes.  We paid Northeast Securities, Inc., the exclusive placement agent for the sale of the Units in the Offering, a fee of $150,798 and issued it Warrants to purchase 153,884 shares of our common stock.  Two of our directors, David Tsiang and O. Lee Tawes, III, are employees of Northeast Securities.

Mr. Tawes entered into a Guaranty in which he provided a personal guaranty to each investor in the Offering covering the performance and payment of our obligations related to the Note until such time that (i) the investor exercises its rights under the Put Agreement and receives all unpaid principal and interest under the Note or (ii) all other obligations owed to the investor under the Note have been satisfied in full. Additionally, Mr. Tawes entered into a Put Agreement whereby he agreed to grant each investor in the Offering the right to require Mr. Tawes to purchase, in his individual capacity, the Note from the investor prior to its maturity at any time following an event of default under the Note after applicable cure periods.

With respect to the issuance of our securities as described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities. The securities were sold to accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by us.

The foregoing description of the Note, the Warrant, the Side Letter Agreement, the Guaranty and the Put Agreement, does not purport to be complete and each is qualified in its entirety by reference to the full text of those agreements filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this report and incorporated herein by reference.

This report contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-K and other reports file with the Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01  Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1 10.2 10.3 10.4 10.5

Form of 12% Subordinated Note, dated September 5, 2008 (filed herewith).

Form of common stock purchase warrant, dated September 5, 2008 (filed herewith).

Form of Side Letter Agreement, dated September 5, 2008, between the Company and the investor signatory thereto (filed herewith).

Form of Guaranty, dated September 5, 2008, made by O. Lee Tawes, III (filed herewith).

Form of Put Agreement, dated September 5, 2008, between O. Lee Tawes, III, and the investor signatory thereto (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 11, 2008	By: /s/ Neil Riethinger
Name: Neil Reithinger
Title: Chief Executive Officer

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